Exhibit 32.2

CERTIFICATION OF CHIEF FIANANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002 (18 U.S.C. Section 1350)
     The undersigned executive officer of Bar Harbor Bankshares (the “Registrant”) hereby certifies that the Registrant’s Form 10-Q for the period ended September 30, 2018, fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and Item 601(b)(32) of Regulation S-K (“Item 601(b)(32)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (a) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section, and (b) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.

Date: November 6, 2018         /s/ Josephine Iannelli

Name: Josephine Iannelli
Title: Executive Vice President and Chief Financial Officer